UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive, Tulsa, Oklahoma	74132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2018, Unit Corporation, including certain of its subsidiaries (collectively, the "Company") entered into a Fourth Amendment to Senior Credit Agreement ("Fourth Amendment") with the following lenders: BOKF, NA (dba Bank of Oklahoma); Compass Bank; BMO Harris Financing, Inc.; Bank of America, N.A.; Wells Fargo Bank, N.A.; Comerica Bank; Canadian Imperial Bank of Commerce, New York Branch; and Toronto Dominion (New York), LLC. BOKF, NA is serving as administrative agent for the other lenders under the Fourth Amendment. The Fourth Amendment amends the Company’s existing credit agreement entered into between the Company and certain lenders on September 13, 2011, as amended September 12, 2012, as further amended April 10, 2015, as further amended April 8, 2016, attached as Exhibit 10.1 to the Company’s Current Reports on Form 8-K filed September 15, 2011, September 11, 2012, April 13, 2015, and April 8, 2016, respectively, and the Company’s Current Report on Form 8-K/A filed on April 13, 2016, and each incorporated by reference herein (collectively, the "Credit Agreement").

The Fourth Amendment provides, among other things, for a reduction of the maximum credit amount from $875,000,000 to 475,000,000, and an increase in the borrowing base from $475,000,000 to $525,000,000; provided, however, on receipt of net proceeds from the Sale (defined below) of at least $200,000,000, and use of those proceeds to pay down the existing outstanding principal balance under the Credit Agreement, (i) the total commitment amount is reduced from $475,000,000 to $425,000,000; (ii) the maximum credit amount is reduced from $475,000,000 to $425,000,000; (iii) the borrowing base is reduced from $525,000,000 to $425,000,000; and (iv) the Company’s midstream affiliate, Superior Pipeline Company, L.L.C., and its subsidiaries (“Superior”), is fully released as a borrower and co-obligor under the Credit Agreement.

The foregoing does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The Fourth Amendment is filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties to the agreement or any of their respective subsidiaries or affiliates.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 3, 2018, the Company completed the previously announced sale (the "Sale") of 50% of the ownership interests in Superior to SP Investor Holdings, LLC, a holding company jointly owned by OPTrust and funds managed and/or advised by Partners Group, a global private markets investment manager ("Purchaser"), for cash consideration of $300 million. The Sale closed under the purchase and sale agreement (the "Purchase Agreement") dated March 28, 2018, by and among the Company and Purchaser. Proceeds from the sale will be used to pay down bank debt as discussed in item1.01 above; accelerate the drilling program of Unit’s upstream subsidiary, Unit Petroleum Company; make additional capital investments in the jointly owned Superior; and for general working capital purposes.

The Purchase Agreement includes customary representations, warranties and covenants for a transaction of this nature. The Purchase Agreement also provides for certain post-closing indemnification obligations.

Superior’s operations consist of buying, selling, gathering, processing, and treating natural gas. It operates three natural gas treatment plants, 13 processing plants, 22 active gathering systems, and approximately 1,455 miles of pipeline. Superior and its subsidiaries operate in Oklahoma, Texas, Kansas, Pennsylvania, and West Virginia.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is expected to be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. The Agreement is not intended to provide any other factual information about the Company or the parties to the Agreement.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating contractual risk among the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 8.01 Other Events.

On April 3, 2018, the Company used the net proceeds from the Sale to pay down the existing outstanding principal balance under the Credit Agreement resulting in the release of collateral and changes in the total commitment, maximum credit amount, and borrowing base described above.

This Current Report on Form 8-K and the Exhibits furnished or filed herewith, other than historical financial information, may contain statements that may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and the Company's other filings with the Securities and Exchange Commission for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

Filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference, are unaudited pro forma consolidated financial statements of the Company as of and for the year ended December 31, 2017. The unaudited pro forma consolidated balance sheet at December 31, 2017 gives effect to the Sale and bank debt reduction described above under Item 2.01 and item 8.01, respectively, as if it had occurred on that date. The unaudited pro forma consolidated income statement for the year ended December 31, 2017 is presented as if the transactions described above had occurred on January 1, 2017. These unaudited pro forma consolidated financial statements are provided for illustrative purposes only and do not purport to represent what the Company’s actual results of operations or financial position would have been if the Sale had occurred on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position.

(d) Exhibits.

10.1	Fourth Amendment to Senior Credit Agreement dated April 2, 2018.
99.1	Unaudited Pro Forma Consolidated Financial Statements of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: April 6, 2018	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.        Description

10.1	Fourth Amendment to Senior Credit Agreement dated April 2, 2018.
99.1	Unaudited Pro Forma Consolidated Financial Statements of the Company.